EXCLUSIVITY AND CONSULTING AGREEMENT

This Exclusivity and Consulting Agreement (the “Agreement”) is entered into this 29th day of October 2013, by and between Sundance Strategies, Inc. (“SSI”), and Michael D. Brown, individually and as the consultant under the ESA Agreement, defined below (“Brown”).  Each of SSI and Brown may be referred to herein as a “Party” or collectively as the “Parties.”

WHEREAS, SSI and Europa Settlement Advisors Ltd. (“ESA”) entered into a Structuring and Consulting Agreement on June 5, 2013, as amended, (the “ESA Agreement”) whereby SSI engaged ESA on an exclusive basis to perform certain services in connection with the purchase of net life insurance benefits (“NIBs”) and other products tied to life insurance policies on insured’s aged 75 and older from DMF.

WHEREAS, SSI and Del Mar Financial S.a.r.l. (“DMF”) entered into an Asset Transfer Agreement dated June 5, 2013 (the “DMF Agreement”) to purchase certain NIBs and other assets.

WHEREAS, all capitalized terms used but not defined herein shall have the meanings set forth in the DMF Agreement, and that all terms and conditions of the DMF Agreement not otherwise modified herein shall remain in full force and effect.

WHEREAS, ESA, DMF and Brown have been engaged in conversations with a buyer related to the sale of certain assets currently held by SSI (the “Proposed Sale”).

WHEREAS, SSI has consented to certain disclosures and activities related to the Proposed Sale based on assurances that ESA, DMF and Brown, as consultant under the ESA Agreement and individually, continue to be bound by the exclusivity provisions of the ESA Agreement and the DMF Agreement.

WHEREAS, ESA has made demand for an additional installment of the Structuring Fee (as defined in the ESA Agreement) in the amount of $425,000.00 (the “Advance”), based upon assurances that the payment of the Advance will not cause the total of the Cash Payment and the fees under the ESA Agreement to exceed Total Up Front Cost for the delivery of Qualified NIBs related to $400,000,000.00 of face amount of life insurance policies under the DMF Agreement.

WHEREAS, SSI does not believe any payment is currently due under the ESA Agreement or the DMF Agreement, but has agreed to pay the Advance based upon (i) the assurances set forth in Amendment No. 2 to the ESA Agreement, (“Amendment No. 2”) (ii) ESA’s agreement to the conditions set forth in Amendment No. 2 and the modification of the terms of the DMF Agreement set forth in Amendment No. 2, and (iii) Brown’s agreement to provide all services, either individually or as the consultant under the ESA Agreement under an exclusive basis to SSI, reasonably necessary to complete the sale of Qualified NIBs associated with $400,000,000.00 of life insurance to SSI under the DMF Agreement.

WHEREAS, in addition to the Advance, which Brown acknowledges will benefit him as the consultant for ESA, SSI has paid $25,000.00 to Brown as separate consideration for this Agreement.

WHEREAS, the Parties agree that no additional payments of compensation will be required until DMF, with the assistance of ESA and Brown, shall have delivered Qualified NIBs associated with

$400,000,000.00 of life insurance to SSI, and which Qualified NIBs are as defined in the DMF Agreement, and have been accepted by SSI, in accordance with the DMF Agreement.

NOW THEREFORE, the Parties hereto agree as follows:

1.

Compensation.  SSI agrees to pay the Advance to ESA, as set forth in Amendment No. 2, and an additional amount to Brown equal to $25,000.00, which was paid prior to the date hereof.

2.

Conditions for Advance.  The following conditions, assurances and agreements are made by Brown, individually and as the Consultant under the ESA Agreement:

a.

Brown agrees that all of the distributions set forth on Schedule A shall count toward the Cash Payment under the DMF Agreement and the fees under the ESA Agreement, not to exceed the Total Up Front Cost, for the delivery of Qualified NIBs related to $400,000,000.00 of face amount of life insurance policies.

b.

Brown confirms that the Proposed Sale does not and will not interfere with the obligations of any of ESA, Brown or DMF. Brown confirms that he is the consultant performing the services under the ESA Agreement and is covered by the exclusivity provisions thereof, and he will use his best commercial efforts to assist ESA and DMF in its delivery of the Qualified NIBs, whether he is acting in his individual capacity or in his capacity as the consultant to ESA.

c.

The payment of the Advance and additional consideration shall be credited against the Total Up Front Cost and shall not cause the total of the Cash Payment and the fees under the ESA Agreement to exceed $12,000,000.00 for the delivery of Qualified NIBs related to $400,000,000.00 of face amount of life insurance policies, and to the extent that it does, for any reason whatsoever, such excess amount shall become a liability of DMF, due on demand.

3.

Miscellaneous.

a.

Due Authorization.  Each Party represents to the other that its execution of this Agreement has been duly authorized by all necessary company or individual action, if such action is required, and that this Agreement constitutes a binding obligation of such Party.  Each individual who executes this Agreement on behalf of a Party represents to all Parties that he, she or it is authorized to do so. This Agreement will bind each Party’s successors and permitted assigns.  To the extent that Agreement amends or otherwise modifies the DMF Agreement, each applicable party represents to the other that its execution of this Agreement, to the extent of such amendments or modifications, has also been duly authorized by all necessary company or individual action.

b.

Counterparts.  This Agreement may be executed in counterparts each of which will be deemed an original, and such counterparts when taken together shall constitute but one agreement.

c.

Noncircumvention.  The Parties agree not to circumvent this Agreement, Amendment No. 1, the ESA Agreement or the DMF Agreement by creating additional entities or otherwise avoiding the commitments set forth therein.

d.

Governing Law.  This Agreement and its interpretation and enforcement are governed by the laws of the state of Utah, without qualification.

e.

Dispute Resolution.  Notwithstanding anything contained herein to the contrary, in the case of any dispute which arises out of or relating to this Agreement or the relationship of the Parties, which the Parties cannot resolve amicably between themselves, a mediator agreeable to both Parties shall be selected to assist in resolving the dispute provided that the mediation shall be held within sixty (60) days of the notice by one Party that mediation is required.  Fees for such mediation will be split equally between the Parties.  If any such dispute cannot be resolved through mediation within such sixty (60) day period, any and all claims and actions arising out of or relating to this Agreement or relationship of the Parties, shall be exclusively arbitrated in Utah County, State of Utah, in accordance with the then prevailing rules and regulations of the American Arbitration Association, which proceedings shall be final and binding on the Parties, and strictly confidential. Attorneys’ fees for such arbitration of the prevailing Party or Parties will be paid by the other Party or Parties. Neither the existence of such proceedings nor the results thereof shall be disclosed to any third party, unless expressly required by law.

f.

No Other Amendment.  Except as specifically amended by this Agreement, Amendment No. 1 and Amendment No. 2, the ESA Agreement and the DMF Agreement are reconfirmed and shall remain binding and enforceable in all respects.  No amendment or modification of any provision of this Agreement, Amendment No. 2, Amendment No. 1, the ESA Agreement or the DMF Agreement will be effective unless made in writing and signed by each of the Parties.

g.

Severance.  If for any reason any provision of this Agreement is determined by a tribunal of competent jurisdiction to be legally invalid or unenforceable, the validity of the remainder of the Agreement will not be affected and such provision will be deemed modified to the minimum extent necessary to make such provision consistent with applicable law and, in its modified form, such provision will then be enforceable and enforced.

Signature Page Follows:

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the Effective Date.

SUNDANCE STRATEGIES, INC. By: /s/ Randall F. Pearson Name: Randall F Pearson Its: President
/s/ Michael D.Brown Michael D. Brown, Individually and as ESA Consultant for SSI

Schedule A

Distributions as of 10/29/13

Date	Amount	Purpose
5/9/2013	$100,000.00	ESA Initial Advance (prior)
6/5/2013	$5,000,000.00	ESA PCH Closing
6/5/2013	$240,000.00	ESA Initial Advance (at closing)
6/6/2013	$32,450.00	ESA/NorthStar L.E.'s
6/14/2013	$250,000.00	ESA
6/24/2013	$16,900.00	ESA/Premiums
6/28/2013	$28,300.00	ESA/Beiten
6/28/2013	$94,500.00	ESA/Arendt
6/28/2013	$25,000.00	ESA/Moss Adams
7/3/2013	$56,000.00	ESA/Capita
7/19/2013	$15,000.00	ESA/Mike Brown
7/23/2013	$14,700.00	ESA/Premiums
7/23/2013	$25,000.00	ESA/NorthStar
8/16/2013	$39,200.00	ESA/Assorted Premiums
8/23/2013	$40,000.00	ESA/Del Mar
8/23/2013	$224,600.00	ESA/Jones Policy
9/3/2013	$12,000.00	Rent/ESA
9/5/2013	$20,000.00	ESA/Harmen
9/13/2013	$50,000.00	ESA/Harmen
9/13/2013	$75,000.00	ESA/Capita
9/13/2013	$25,000.00	ESA/NorthStar
9/18/2013	$25,000.00	ESA/Mike Brown
9/25/2013	$11,600.00	ESA/Premiums
9/25/2013	$25,000.00	ESA/NorthStar
10/3/2013	$1,717,022.30	PCH Payment
10/11/2013	$16,200.00	ESA/DMF Genesis
10/25/2013	$25,000.00	Brown payment
10/28/2013	$12,500.00	ESA/Premiums
10/29,2013	$12,000.00	ESA/Rent
10/29/2013	$13,347.00	ESA/Mark Niu invoice
Total: